MUELLER WATER PRODUCTS REPORTS
2018 THIRD QUARTER RESULTS

Increased Net Sales 7.8%
Earned Net Income per Diluted Share of $0.10
Delivered Adjusted Net Income per Diluted Share of $0.19

ATLANTA, August 6, 2018 - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fiscal 2018 third quarter ended June 30, 2018 net sales were $250.2 million and net income was $15.3 million.
In the 2018 third quarter, the Company:

•	Increased net sales 7.8 percent, or $18.0 million, to $250.2 million as compared with $232.2 million in the prior year quarter.

•	Generated operating income of $30.6 million and adjusted operating income of $47.3 million as compared with $43.0 million and $45.0 million, respectively, in the prior year quarter.

•
Reported income from continuing operations of $15.3 million as compared with $24.1 million in the prior year quarter. Improved adjusted net income to $30.0 million as compared with $25.4 million in the prior year quarter.

•
Recorded a $14.1 million warranty charge at Technologies, a $6.2 million charge related to debt refinancing, a $2.4 million settlement gain on termination of interest rate swap contracts and other charges of $2.6 million.

•
Reported net income per diluted share of $0.10 and adjusted net income per diluted share of $0.19 as compared with net income per diluted share of $0.15 and adjusted net income per diluted share of $0.16 in the prior year quarter.

•	Generated $43.2 million of free cash flow through the first nine months as compared with $3.8 million in the prior year period.

•	Refinanced outstanding debt with $450 million of 5.5% Senior Notes due 2026 and decreased outstanding debt by $33.9 million.
“With net sales growth of 7.8 percent in the quarter, we continue to be very encouraged by the healthy demand in both municipal and residential end markets. Infrastructure and Technologies each generated solid volume growth in the quarter. In addition, we are benefiting from the price increases we implemented in the second quarter, which more than covered inflation. We also increased our adjusted operating income and adjusted net income per share. However, conversion margin lagged in the quarter primarily due to higher costs associated with inflation, some unexpected equipment downtime and repairs, and timing of certain SG&A expenses,” said Scott Hall, President and Chief Executive Officer of Mueller Water Products.

“We continue to make solid progress on our key initiatives to execute our go-to-market strategies as a customer-focused organization, drive operational excellence and accelerate new product development. Our new product development initiatives are gaining momentum. At the American Water Works Association Annual Conference, we introduced a smart fire hydrant that monitors pressure and detects leaks, and at Singapore International Water Week, we showcased the deployment of our EchoShore® TX leak detection monitoring system being used by PUB, Singapore’s National Water Agency.
“We anticipate continued growth in our end markets in 2018. For full year 2018, we expect our consolidated net sales increase to be at the high end of the 7 to 9 percent range we provided last quarter, with adjusted operating income growing between 9 and 11 percent.
“I am excited about where we are with our strategic initiatives and the contribution they should provide to our performance going forward. Our growth strategies are supported by our strong balance sheet and free cash flow with a capital allocation strategy focused on enhancing our position as a leading water infrastructure company.”
Consolidated Results
Net sales for the 2018 third quarter increased $18.0 million, or 7.8 percent, to $250.2 million as compared with $232.2 million in the 2017 third quarter with growth in both segments.
Adjusted operating income increased to $47.3 million for the 2018 third quarter as compared with $45.0 million in the 2017 third quarter.
Segment Results
Infrastructure
Net sales for the 2018 third quarter increased $16.5 million, or 7.9 percent, to $224.1 million as compared with $207.6 million in the 2017 third quarter, primarily due to higher shipment volumes and higher pricing.
Operating income was $57.0 million in the quarter. Adjusted operating income for the 2018 third quarter increased 5.2 percent to $57.0 million as compared with $54.2 million in the 2017 third quarter. Adjusted operating income increased primarily due to higher pricing and higher shipment volumes, which were partially offset by higher costs associated with inflation, unexpected equipment downtime and repairs, and timing of certain SG&A expenses.
Technologies
Net sales for the 2018 third quarter increased $1.5 million, or 6.1 percent, to $26.1 million, as compared with $24.6 million in the 2017 third quarter, due to higher volumes.
During the quarter, we completed a new study of our historical warranty experience. As a result of this new information, we recorded a warranty charge of $14.1 million during the quarter.
Operating loss was $16.1 million in the 2018 third quarter, which includes the $14.1 million warranty charge mentioned above, and was $1.6 million in the prior year quarter. Adjusted operating loss was $2.0 million in the 2018 third quarter and was $1.6 million in the 2017 third quarter. Adjusted operating loss increased primarily due to increased costs associated with unexpected equipment downtime and repairs and inflation, partially offset by higher volumes.

Interest Expense, Net and Related Items
Interest expense, net for the 2018 third quarter was $5.3 million as compared with $5.1 million in the 2017 third quarter. During the third quarter, we issued $450 million of 5.5% Senior Notes due in 2026. We repaid our outstanding term loan with proceeds from the offering and cash on hand. We wrote-off the deferred financing costs and unamortized original issue discount associated with the term loan, resulting in a one-time non-cash charge of $6.2 million. In addition, we terminated our interest swap contracts and recorded a one-time $2.4 million cash gain.
Income Taxes
For the 2018 third quarter, the Company reported income tax expense of $6.0 million, or 28.2 percent of income before income taxes. This rate differs from the statutory rate primarily due to the effects of state income taxes, manufacturing deductions and discrete items.
Conference Call Webcast
Mueller Water Products’ quarterly earnings conference call will take place Tuesday, August 7, 2018, at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-888-566-0438. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.
Use of Non-GAAP Measures
In an effort to provide investors with additional information regarding the Company’s results as determined under GAAP, the Company also provides non-GAAP information that management believes is useful to investors. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.
The Company presents adjusted net income, adjusted net income per diluted share, adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin as performance measures because management uses these measures in evaluating the Company’s underlying performance on a consistent basis across periods and in making decisions about operational strategies. Management also believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s recurring performance.
The Company presents net debt and net debt leverage as performance measures because management uses them in evaluating its capital management, and the investment community commonly uses them as measures of indebtedness. The Company presents free cash flow because management believes it is commonly used by the investment community to measure the Company’s ability to create liquidity.
The calculations of these non-GAAP measures and reconciliations to GAAP results are included as an attachment to this press release and have been posted online at www.muellerwaterproducts.com.

Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements, including statements regarding our go-to-market strategies, operational excellence, acceleration of new product development, continued growth in our end markets in this fiscal year, net sales growth and adjusted operating income targets, growth and capital allocation strategies and future warranty charges. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market or regulatory conditions, manufacturing and product performance, warranty assumptions (including the adequacy of our reserves related thereto), expectations regarding higher volumes, continued execution of our cost productivity initiatives and improved pricing, as well as other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.  Undue reliance should not be placed on any forward-looking statements.  We do not have any intention or obligation to update forward-looking statements, except as required by law.
About Mueller Water Products, Inc.
Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.

Investor Relations Contact: Whit Kincaid
770-206-4116
wkincaid@muellerwp.com

Media Contact: Yolanda Kokayi
770-206-4131
ykokayi@muellerwp.com

###

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	September 30,
	2018	2017
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$331.5	$361.7
Receivables, net	145.8	145.3
Inventories	156.1	138.9
Other current assets	20.2	24.4
Total current assets	653.6	670.3
Property, plant and equipment, net	129.0	122.3
Intangible assets	424.6	439.3
Other noncurrent assets	26.1	26.4
Total assets	$1,233.3	$1,258.3

Liabilities and equity:
Current portion of long-term debt	$0.8	$5.6
Accounts payable	63.8	82.5
Other current liabilities	62.8	53.5
Total current liabilities	127.4	141.6
Long-term debt	444.5	475.0
Deferred income taxes	76.9	115.1
Other noncurrent liabilities	46.4	37.1
Total liabilities	695.2	768.8

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 158,126,171 and 158,590,383 shares outstanding at June 30, 2018 and September 30, 2017, respectively	1.6	1.6
Additional paid-in capital	1,461.1	1,494.2
Accumulated deficit	(875.0)	(955.6)
Accumulated other comprehensive loss	(50.9)	(51.8)
Total Company stockholders’ equity	536.8	488.4
Noncontrolling interest	1.3	1.1
Total equity	538.1	489.5
Total liabilities and equity	$1,233.3	$1,258.3

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Nine months ended
	June 30,		June 30,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Net sales	$250.2	$232.2	$661.7	$599.1
Cost of sales (1)	175.7	149.6	457.3	412.2
Gross profit	74.5	82.6	204.4	186.9
Operating expenses:
Selling, general and administrative	41.3	38.4	123.8	113.4
Gain on sale of idle property	—	—	(9.0)	—
Strategic reorganization and other charges	2.6	1.2	8.4	5.0
Total operating expenses	43.9	39.6	123.2	118.4
Operating income	30.6	43.0	81.2	68.5
Pension costs other than service	0.2	0.4	0.7	1.1
Interest expense, net	5.3	5.1	15.7	17.0
Loss on early extinguishment of debt (2)	6.2	—	6.2	—
Gain on settlement of interest rate swap contracts (2)	(2.4)	—	(2.4)	—
Income before income taxes	21.3	37.5	61.0	50.4
Income taxes:
Recurring-basis income tax expense	6.0	13.4	15.5	16.2
One-time impacts from tax legislation (3)	—	—	(35.1)	—
Income tax expense (benefit)	6.0	13.4	(19.6)	16.2
Income from continuing operations	15.3	24.1	80.6	34.2
Income (loss) from discontinued operations	—	(0.1)	—	69.8
Net income	$15.3	$24.0	$80.6	$104.0

Income per basic share:
Continuing operations	$0.10	$0.15	$0.51	$0.21
Discontinued operations	—	—	—	0.44
Net income	$0.10	$0.15	$0.51	$0.65

Income per diluted share:
Continuing operations	$0.10	$0.15	$0.51	$0.21
Discontinued operations	—	—	—	0.43
Net income	$0.10	$0.15	$0.51	$0.64

Weighted average shares outstanding:
Basic	158.1	159.1	158.3	160.6
Diluted	159.2	160.6	159.5	162.4

Dividends declared per share	$0.05	$0.04	$0.14	$0.11

(1) The quarter and nine month period ended June 30, 2018 include a $14.1 million discrete warranty charge. The nine month period ended June 30, 2017 includes a similar charge of $9.8 million.
(2) During the quarter ended June 30, 2018, the Company issued new debt and retired its term loan and terminated its related interest rate swap contracts.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(3) U.S. federal income tax legislation was enacted during the quarter ended December 31, 2017. The quarter ended March 31, 2018 included a provisional $7.5 million one-time transition tax on undistributed foreign earnings due to this legislation. The quarter ended December 31, 2017 also included a provisional $42.6 million income tax benefit for the required remeasurement of net deferred tax liabilities to reflect the enacted tax rates in effect when the Company expects to recognize the related tax expenses or benefits.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine months ended
	June 30,
	2018	2017
	(in millions)
Operating activities:
Net income	$80.6	$104.0
Less income from discontinued operations	—	69.8
Income from continuing operations	80.6	34.2
Adjustments to reconcile income from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation	15.3	14.9
Amortization	17.0	16.2
Loss on early extinguishment of debt	6.2	—
Stock-based compensation	4.3	3.5
Retirement plans	2.1	2.6
Deferred income taxes	(39.7)	(14.4)
Gain on sale	(9.0)	—
Other, net	4.5	1.4
Changes in assets and liabilities, net of acquisitions:
Receivables	(0.6)	(5.8)
Inventories	(18.0)	(4.6)
Other assets	(3.5)	(4.0)
Liabilities	10.9	(18.6)
Net cash provided by operating activities of continuing operations	70.1	25.4
Investing activities:
Capital expenditures	(26.9)	(21.6)
Proceeds from sales of assets	7.4	0.2
Business acquisitions, net of cash acquired	—	(26.0)
Net cash used in investing activities of continuing operations	(19.5)	(47.4)
Financing activities:
Repayments of debt	(486.3)	(3.7)
Issuance of debt	450.0	—
Dividends	(22.2)	(17.6)
Stock repurchased under buyback program	(20.0)	(55.0)
Debt issuance costs	(6.6)	(1.0)
Employee taxes related to stock-based compensation	(2.1)	(2.7)
Common stock issued	6.9	5.2
Other	0.2	0.2
Net cash used in financing activities of continuing operations	(80.1)	(74.6)
Net cash flows from discontinued operations:
Operating activities	—	(42.5)
Investing activities	—	297.2
Financing activities	—	(0.1)
Net cash provided by discontinued operations	—	254.6
Effect of currency exchange rate changes on cash	(0.7)	0.2
Net change in cash and cash equivalents	(30.2)	158.2
Cash and cash equivalents at beginning of period	361.7	195.0
Cash and cash equivalents at end of period	$331.5	$353.2

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended June 30, 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$224.1	$26.1	$—	$250.2

Gross profit (loss)	$83.4	$(8.9)	$—	$74.5
Selling, general and administrative expenses	26.4	7.2	7.7	41.3
Strategic reorganization and other charges	—	—	2.6	2.6
Operating income (loss)	$57.0	$(16.1)	$(10.3)	$30.6

Operating margin	25.4%	(61.7)%		12.2%

Capital expenditures	$10.7	$2.0	$(0.2)	$12.5

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$15.3
Warranty charge				14.1
Strategic reorganization and other charges				2.6
Loss on early extinguishment of debt				6.2
Gain on settlement of interest rate swap contracts				(2.4)
Income tax benefit of adjusting items				(5.8)
Adjusted net income				$30.0

Weighted average diluted shares outstanding				159.2

Adjusted net income per diluted share				$0.19

Net income				$15.3
Loss on early extinguishment of debt				6.2
Gain on settlement of interest rate swap contracts				(2.4)
Income tax expense (1)				6.0
Interest expense, net (1)				5.3
Pension costs other than service				0.2
Operating income (loss)	$57.0	$(16.1)	$(10.3)	30.6
Warranty charge	—	14.1	—	14.1
Strategic reorganization and other charges	—	—	2.6	2.6
Adjusted operating income (loss)	57.0	(2.0)	(7.7)	47.3
Pension costs other than service	—	—	(0.2)	(0.2)
Depreciation and amortization	9.2	1.5	0.1	10.8
Adjusted EBITDA	$66.2	$(0.5)	$(7.8)	$57.9

Adjusted operating margin	25.4%	(7.7)%		18.9%

Adjusted EBITDA margin	29.5%	(1.9)%		23.1%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended June 30, 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Adjusted EBITDA	$66.2	$(0.5)	$(7.8)	$57.9
Three prior quarters’ adjusted EBITDA	151.8	(6.4)	(27.3)	118.1
Trailing twelve months’ adjusted EBITDA	$218.0	$(6.9)	$(35.1)	$176.0

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$0.8
Long-term debt				444.5
Total debt				445.3
Less cash and cash equivalents				331.5
Net debt				$113.8

Net debt leverage (net debt divided by trailing twelve months’ adjusted EBITDA)				0.6x

Reconciliation of free cash flow to net cash provided by operating activities of continuing operations:
Net cash provided by operating activities of continuing operations				$68.5
Less capital expenditures				(12.5)
Free cash flow				$56.0

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended June 30, 2017
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$207.6	$24.6	$—	$232.2

Gross profit	$77.0	$5.6	$—	$82.6
Selling, general and administrative expenses	23.6	7.2	7.6	38.4
Other charges	0.4	—	0.8	1.2
Operating income (loss)	$53.0	$(1.6)	$(8.4)	$43.0

Operating margin	25.5%	(6.5)%		18.5%

Capital expenditures	$6.1	$1.3	$0.1	$7.5

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$24.0
Loss from discontinued operations (after tax)				0.1
Inventory purchase accounting adjustment				0.8
Strategic reorganization and other charges				1.2
Income tax benefit of adjusting items				(0.7)
Adjusted net income				$25.4

Weighted average diluted shares outstanding				160.6

Adjusted net income per diluted share				$0.16

Net income				$24.0
Loss from discontinued operations (after tax)				0.1
Income tax expense (1)				13.4
Interest expense, net (1)				5.1
Pension costs other than service				0.4
Operating income (loss)	$53.0	$(1.6)	$(8.4)	43.0
Inventory purchase accounting adjustment	0.8	—	—	0.8
Strategic reorganization and other charges	0.4	—	0.8	1.2
Adjusted operating income (loss)	54.2	(1.6)	(7.6)	45.0
Pension costs other than service	(0.1)	—	(0.3)	(0.4)
Depreciation and amortization	8.9	1.2	0.1	10.2
Adjusted EBITDA	$63.0	$(0.4)	$(7.8)	$54.8

Adjusted operating margin	26.1%	(6.5)%		19.4%

Adjusted EBITDA margin	30.3%	(1.6)%		23.6%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended June 30, 2017
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Adjusted EBITDA	$63.0	$(0.4)	$(7.8)	$54.8
Three prior quarters’ adjusted EBITDA	137.8	(2.6)	(26.9)	108.3
Trailing twelve months’ adjusted EBITDA	$200.8	$(3.0)	$(34.7)	$163.1

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$5.5
Long-term debt				475.7
Total debt				481.2
Less cash and cash equivalents				353.2
Net debt				$128.0

Net debt leverage (net debt divided by trailing twelve months’ adjusted EBITDA)				0.8x

Reconciliation of free cash flow to net cash provided by operating activities of continuing operations:
Net cash provided by operating activities of continuing operations				$41.7
Less capital expenditures				(7.5)
Free cash flow				$34.2

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Nine months ended June 30, 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$595.3	$66.4	$—	$661.7

Gross profit (loss)	$207.3	$(2.9)	$—	$204.4
Selling, general and administrative expenses	77.2	21.7	24.9	123.8
Gain on sale of idle property	—	—	(9.0)	(9.0)
Strategic reorganization and other charges	0.1	0.1	8.2	8.4
Operating income (loss)	$130.0	$(24.7)	$(24.1)	$81.2

Operating margin	21.8%	(37.2)%		12.3%

Capital expenditures	$21.8	$5.0	$0.1	$26.9

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$80.6
One-time impacts from tax legislation				(35.1)
Warranty charge				14.1
Gain on sale of idle property				(9.0)
Strategic reorganization and other charges				8.4
Loss on early extinguishment of debt				6.2
Gain on settlement of interest rate swap contracts				(2.4)
Income tax benefit of adjusting items				(4.9)
Adjusted net income				$57.9

Weighted average diluted shares outstanding				159.5

Adjusted net income per diluted share				$0.36

Net income				$80.6
One-time impacts from tax legislation				(35.1)
Loss on early extinguishment of debt				6.2
Gain on settlement of interest rate swap contracts				(2.4)
Income tax expense (1)				15.5
Interest expense, net (1)				15.7
Pension costs other than service				0.7
Operating income (loss)	$130.0	$(24.7)	$(24.1)	81.2
Warranty charge	—	14.1	—	14.1
Gain on sale of idle property	—	—	(9.0)	(9.0)
Strategic reorganization and other charges	0.1	0.1	8.2	8.4
Adjusted operating income (loss)	130.1	(10.5)	(24.9)	94.7
Pension costs other than service	—	—	(0.7)	(0.7)
Depreciation and amortization	27.7	4.4	0.2	32.3
Adjusted EBITDA	$157.8	$(6.1)	$(25.4)	$126.3

Adjusted operating margin	21.9%	(15.8)%		14.3%

Adjusted EBITDA margin	26.5%	(9.2)%		19.1%

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

Reconciliation of free cash flow to net cash provided by operating activities of continuing operations:
Net cash provided by operating activities of continuing operations	$70.1
Less capital expenditures	(26.9)
Free cash flow	$43.2

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Nine months ended June 30, 2017
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$535.5	$63.6	$—	$599.1

Gross profit	$183.6	$3.3	$—	$186.9
Selling, general and administrative expenses	67.9	20.7	24.8	113.4
Other charges	2.1	0.1	2.8	5.0
Operating income (loss)	$113.6	$(17.5)	$(27.6)	$68.5

Operating margin	21.2%	(27.5)%		11.4%

Capital expenditures	$13.8	$7.6	$0.2	$21.6

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$104.0
Income from discontinued operations (after tax)				(69.8)
Discrete warranty charge				9.8
Inventory purchase accounting adjustment				0.8
Strategic reorganization and other charges				5.0
Income tax benefit of adjusting items				(2.7)
Adjusted net income				$47.1

Weighted average diluted shares outstanding				162.4

Adjusted net income per diluted share				$0.29

Net income				$104.0
Income from discontinued operations (after tax)				(69.8)
Income tax expense (1)				16.2
Interest expense, net (1)				17.0
Pension costs other than service				1.1
Operating income (loss)	$113.6	$(17.5)	$(27.6)	68.5
Warranty charge	—	9.8	—	9.8
Inventory purchase accounting adjustment	0.8	—	—	0.8
Strategic reorganization and other charges	2.1	0.1	2.8	5.0
Adjusted operating income (loss)	116.5	(7.6)	(24.8)	84.1
Pension costs other than service	(0.3)	—	(0.8)	(1.1)
Depreciation and amortization	27.0	3.8	0.3	31.1
Adjusted EBITDA	$143.2	$(3.8)	$(25.3)	$114.1

Adjusted operating margin	21.8%	(11.9)%		14.0%

Adjusted EBITDA margin	26.7%	(6.0)%		19.0%

Reconciliation of free cash flow to net cash used in operating activities of continuing operations:
Net cash provided by operating activities of continuing operations				$25.4
Less capital expenditures				(21.6)
Free cash flow				$3.8

(1) We do not allocate interest or income taxes to our segments.